ADMINISTRATIVE SERVICE AGREEMENT

This Administrative Service Agreement (the “Agreement”), effective this 15th day of November 2004 is made by and between Nationwide Financial Services, Inc. (“NFS”) and Wells Fargo Funds Management, LLC and Stephens, Inc. (collectively, the “Company”) that serve as adviser and distributor, respectively, to the Wells Fargo Variable Trust (the “Trust”).

WHEREAS, the Company is responsible for certain administrative functions associated with each of the investment portfolios of the Trust (each a “Fund”); each Fund is set forth on Exhibit A, which may be amended from time to time; and

WHEREAS, NFS or its designee provide certain administrative services to the owners of certain variable annuity contracts and/or variable life insurance policies (collectively, the “Variable Products”) issued by Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Life Insurance Company of America and/or Nationwide Life and Annuity Company of America (collectively, “Nationwide”) through certain Nationwide separate accounts (the “Variable Accounts”); and

WHEREAS, the Funds will be included as underlying investment options for the Variable Products issued by Nationwide through the Variable Accounts pursuant to a Fund Participation Agreement previously or contemporaneously entered into by Nationwide and the Company; and

WHEREAS, the Company recognizes substantial savings of administrative expenses as a result of NFS or its subsidiaries performing certain administrative services (“Services”) for owners of Variable Products; and

NOW, THEREFORE, NFS and the Company, in consideration of the undertaking described herein, agree that the Funds will be available as underlying investment options in the Variable Products issued by Nationwide, subject to the following:

1.	NFS or its designee agrees to provide services for owners of the Variable Products who choose the Funds as underlying investment options. Such services will include those described on Exhibit B.

2.
In consideration for the services to be provided by NFS with respect to the Variable Products pursuant to this Agreement, the Company agrees to pay Service Fees to NFS in the percentages stated on Exhibit A.

3.
The Service Fees will be paid to NFS as soon as practicable, but no later than 30 days after the end of the period in which they were earned.  The Service Fees will be paid on a quarterly or monthly basis.

4.
NFS and the Company agree that the Service Fee described in this Agreement is for administrative services only and does not constitute payment in any manner for investment advisory services or the cost of distribution of the Funds.

5.
NFS and the Company agree that a Service Fee will be paid to NFS according to this Agreement with respect to each Fund as long as shares of such Fund are held by the Variable Accounts.  This provision will survive termination of this Agreement and the termination of the related Fund Participation Agreement(s) with Nationwide.

6.
Either party to this Agreement may terminate this Agreement by at least 90 days’ written notice to the other.  In addition, NFS or the Company may terminate this Agreement immediately upon written notice to the other: (1) if required by any applicable law or regulation; (2) if NFS or the Company engage in any material breach of this Agreement; or (3) in the event of an assignment as defined by Section 2(a)(4) of the Investment Company Act of 1940.  This Agreement will terminate immediately and automatically with respect to Funds held in the Variable Accounts upon the termination of the Fund Participation Agreement, which governs a Fund's inclusion as an underlying investment option in the Variable Products, and in such event, no notice is required under this Agreement.

7.	Each notice required by this Agreement shall be given by wire and confirmed in writing to:

If to NFS:
Nationwide Financial Services, Inc.
One Nationwide Plaza
Columbus, Ohio 43215
Attention: Securities Officer
Fax: (614) 677-2295

If to the Company:

Wells Fargo Funds Management, LLC
525 Market Street, Floor 12
MAC # A0103-123
San Francisco, CA  94105
Attention:  J. Sinha
Fax Number:  415-977-9300

With a Copy to:
Wells Fargo Funds Management, LLC
525 Market Street, Floor 12
MAC # A0103-123
San Francisco, CA  94105
Attention:  S. Pedrin, Business Manager
Fax Number:  415-977-9300

11.
This Agreement shall be construed and the provisions hereof interpreted in accordance with the laws of Delaware without reference to conflict of laws principles.  This Agreement shall be subject to the provisions of the federal securities statutes, rules and regulations, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant and the terms hereof shall be interpreted and construed in accordance therewith.

12.
Each of the parties to this Agreement acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements or arrangements with other entities.

13.
This Agreement may not be assigned unless agreed to by the parties hereto in writing, except that it shall be assigned automatically to any successor to either party, and any such successor shall be bound by the terms of this Agreement.

Each party to this Agreement hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms.

NATIONWIDE FINANCIAL SERVICES, INC.

 By:      _____________________________________

Name:  William G. Goslee

Title:  Vice President – Investment and Advisory Services

THE COMPANY

By:     ___[C .David Messman]_____________________

Name:  __[C. David Messman]_____________________

Title:    [Secretary –Wells Fargo Funds Trust]__________

By: ___[Karla Rabusch___________________________

Name:__[Karla Rabusch]_________________________

Title:_President – Wells Fargo Funds Management-LLC]_

EXHIBIT A
TO ADMINISTRATIVE SERVICE AGREEMENT

                      FUNDS                                                                           SERVICE FEES

Wells Fargo Variable Trust Asset Allocation Fund                                                                                                                 [X.XX%]  (XX bps)
Wells Fargo Variable Trust Large Company Growth Fund                                                                                                      [X.XX%]  (XX bps)
Wells Fargo Variable Trust Money Market Fund                                                                                                                     [X.XX%]  (XX bps)
Wells Fargo Variable Trust Total Return Bond Fund                                                                                                               [X.XX%]  (XX bps)
Wells Fargo Variable Trust Small Cap Growth Fund                                                                                                                 [X.XX%]  (XX bps)

EXHIBIT B
TO ADMINISTRATIVE SERVICE AGREEMENT

Services Provided by NFS

Pursuant to the Agreement, NFS shall perform all administrative and shareholder services with respect to the Variable Products, including but not limited to, the following:

1.
Maintaining separate records for each owner of a Variable Product, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such owners.  NFS will maintain a single master account with each Fund on behalf of owners of Variable Products and such account shall be in the name of NFS (or its designee) as record owner of shares owned by owners of Variable Products.

2.	Disbursing or crediting to owners of Variable Products all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.
Preparing and transmitting to owners of Variable Products, as required by law, periodic statements showing the total number of shares owned by such owners as of the statement closing date, purchases and redemptions of Fund shares by such owners during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by owners of Variable Products.

4.	Supporting and responding to service inquiries from owners of Variable Products.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the services for owners of Variable Products.

6.	Generating written confirmations and quarterly statements to owners/participants of Variable Products.

7.
Distributing to owners of Variable Products, to the extent required by applicable law and the Fund Participation Agreement between the Company and Nationwide, Funds’ prospectuses, proxy materials, periodic Fund reports to shareholders, and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Funds on behalf of owners of Variable Products.

ASSIGNMENT AGREEMENT AND FIRST AMENDMENT TO THE
FUND PARTICIPATION AGREEMENT
AND
ADMINISTRATIVE SERVICE AGREEMENT

This Assignment  and Amendment (“Assignment/Amendment”) is made as of June [1]_, 2005, by and between Nationwide Financial Services, Inc. (“Nationwide”), Nationwide Investment Services Corporation (“NISC”), Wells Fargo Funds Management, LLC (“Funds Management”) and Wells Fargo Funds Distributor, LLC (“Funds Distributor”) that serve as adviser and distributor, respectively, to the Wells Fargo Variable Trust (the “Trust”) and Stephens, Inc..  Reference is made to the Fund Participation Agreement (the “FP Agreement”) and the Administrative Service Agreement (the “Service Agreement”), each both made as of November 15, 2004, by and between Nationwide, Funds Management, Stephens, Inc. (“Stephens”) and the Trust.  This Assignment/Amendment assigns the FP Agreement and the Service Agreement to Funds Distributor and makes other amendments to the FP Agreement and the Service Agreement.  All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the FPA Agreement and the Service Agreement.

WHEREAS, subject to the provisions hereof, Stephens desires to assign and transfer its rights, privileges, duties and obligations under the FP Agreement and the Service Agreement to Funds Distributor, and Funds Management and Funds Distributor wish to accept Stephens’ rights and privileges and to assume Stephens’ duties and obligations under the FP Agreement and Service Agreement as described herein;

WHEREAS, Nationwide is engaged in developing and offering Variable Products funded through Variable Accounts;

WHEREAS, the separate portfolios of the Trust are currently included as underlying investment options for the Variable Products issued by Nationwide through the Variable Accounts pursuant to the FP Agreement;

WHEREAS, Nationwide or its designee, pursuant to the Service Agreement, provide certain administrative services to the owners of certain Variable Products issued by Nationwide through certain Variable Accounts; and

WHEREAS, Funds Management, Funds Distributor and Nationwide (collectively, the “parties”) wish to amend certain portions of the FP Agreement and the Service Agreement;

WHEREAS, pursuant to a purchase agreement with Strong Financial Corporation, Wells Fargo & Company acquired certain of the asset management arrangements of Strong Capital Management, Inc., investment adviser to the Strong Funds;

WHEREAS, effective at the close of business on April 8, 2005, the Strong Funds were reorganized into the Wells Fargo Advantage Funds;

WHEREAS, Nationwide and the Wells Fargo Companies mutually desire that, upon execution of this Amendment, the hereinafter defined Strong Agreements will be of no further force and will be completely superceded by the Agreements;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.
Assignment and Assumption of Stephens’ Rights and Obligations.  Stephens hereby assigns and transfers its rights, privileges, duties and obligations under the FP Agreement and Service Agreement to Funds Distributor.  Funds Distributor agrees to accept such rights and privileges and assume such duties and obligations. Stephens shall not thereafter have any responsibility for such duties and obligations.

2.	Term. The Assignment/Amendment shall become effective as of April 11, 2005, the date upon which Stephens ceased serving as the primary distributor to the Trust.

3.
Stephens’ Liability.  Nationwide specifically acknowledges and agrees that (a) Funds Distributor does not accept or assume any liabilities of Stephens prior to April 11, 2005, and does not agree to pay, perform or discharge any indemnification obligations, under the FP Agreement and Service Agreement resulting from actions of Stephens prior to April 11, 2005, the date which the FP Agreement and Services Agreement is assigned from Stephens to Funds Distributor, and (b) Nationwide shall seek indemnification from Stephens, and not from Funds Distributor or any of its affiliates, for all claims, suits, actions, losses, damages, liabilities, costs, and expenses of any nature whatsoever resulting from actions of Stephens occurring prior to April 11, 2005, the date which the FP Agreement and Services Agreement is assigned from Stephens to Funds Distributor.

4.
Nationwide, on behalf of itself and its subsidiary, NISC; and the Wells Fargo Companies, as successor to the Strong entities indicated below, hereby agree that the following agreements (collectively “Strong Agreements”), to the extent related to the inclusion of insurance funds as investment options in various products administered by Nationwide and services provided by Nationwide with regard to insurance funds shall, upon execution of this Amendment, be of no further force and effect and shall be completely superceded by the Agreements:

Mutual Fund Distribution and Shareholder Services Agreement, dated December 13, 2002, between Strong Investments, Inc. and NISC; and

Fund Agreement, dated May 1, 2003, among Nationwide, Strong Investor Services, Inc. and Strong Investments, Inc.

5.	Amendment to the FP Agreement.

a.  Article II of the FP Agreement is hereby supplemented with the following:

“The Trust has adopted policies designed to prevent frequent purchases and redemptions of any Fund shares in quantities great enough to disrupt orderly management of the corresponding Fund’s investment portfolio.  These policies are disclosed in the Trust’s prospectus.  From time to time, the Trust and Funds Management may implement procedures reasonably designed to enforce the Trust’s disruptive trading policies and shall provide a written description of such procedures (and revisions thereto) to Nationwide.  Such procedures may include the imposition of redemption fees.  Nationwide’s policies and procedures include, but are not limited to, monitoring contract owner activity, imposing trade restrictions and enforcing redemption fees (of up to 1%) imposed by the funds (if applicable).  The policies are disclosed in the Variable Product prospectuses.”

b.  Article XVI of the FP Agreement is hereby supplemented with the following:

“RELATIONSHIP OF THE PARTIES
•
Nationwide is an independent contractor vis-à-vis the Trust, Funds Management, or any of their affiliates for all purposes hereunder and will have no authority to act for or represent any of them.  In addition, no officer or employee of Nationwide will be deemed to be an employee or agent of the Trust, the Company or any of their affiliates.  Nationwide will not act as an “underwriter” or “distributor” of Trust shares, as those terms variously are used in the 1940 Act, the 1933 Act, and rules and regulations promulgated thereunder.  Likewise, Nationwide is not a “transfer agent” of the Trust as that term is used in the 1934 Act and rules and regulations thereunder.

c.  NISC shall be a party to the FP Agreement for the sole purpose of receiving payments from Funds Distributor pursuant to Rule 12b-1 under the Investment Company Act of 1940.

6.	Amendment to the Service Agreement.

a.  Exhibit A to the Service Agreement shall be deleted in its entirety and the Amended Exhibit A attached hereto shall be inserted in lieu thereof.

b.  Except as specifically set forth herein, all other provisions of the Service Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.

___________________________________
By: [Karen R. Colvin]
Title: [Attorney-in-Fact]

NATIONWIDE INVESTMENT SERVICES CORPORATION

___________________________________
By: [Karen R. Colvin]
Title: [Vice President]

WELLS FARGO VARIABLE TRUST

________________________________
By:
Title: [Secretary]

WELLS FARGO FUNDS MANAGEMENT, LLC

__________________________________
By: [Karla Rabusch]
Title: [President]

WELLS FARGO FUNDS DISTRIBUTOR, LLC

_________________________________
By:
Title:

STEPHENS, INC.
Agreed and accepted as to the entire Amendment, except Sections 5 and 6
________________________________
By: [Cara Peck]
Title: [President]

Stephens, Inc.

Agreed and accepted as to the entire Amendment, except Sections 5 & 6

______________________________

By:
Title: [ VP]

AMENDED EXHIBIT A
TO ADMINSTRATIVE SERVICES AGREEMENT

FUND                                                                                                SERVICE FEES

Variable Trust Asset Allocation Fund                                                                                    [X.XX%] (XX BPS)
Variable Trust C&B Large Cap Value Fund                                                                            [X.XX%] (XX BPS)
Variable Trust Discovery Fund                                                                                                [X.XX%] (XX BPS)
Variable Trust Equity Income Fund                                                                                         [X.XX%] (XX BPS)
Variable Trust International Core Fund                                                                                   [X.XX%] (XX BPS)
Variable Trust Large Company Core Fund                                                                              [X.XX%] (XX BPS)
Variable Trust Large Company Growth Fund                                                                         [X.XX%] (XX BPS)
Variable Trust Money Market Fund                                                                                        [X.XX%] (XX BPS)
Variable Trust Multi Cap Value Fund                                                                                       [X.XX%] (XX BPS)
Variable Trust Opportunity Fund                                                                                             [X.XX%] (XX BPS)
Variable Trust Small Cap Growth Fund                                                                                    [X.XX%] (XX BPS)
Variable Trust Total Return Bond Fund                                                                                  [X.XX%] (XX BPS)